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BDO        BDO Dunwoody LLP           220, 19916 - 64 Avenue
           Chartered Accountants      Langley, BC, V2Y 1A2
                                      Phone: (604) 534-8691
                                      Fax: (604) 534-8900


                 CONSENT OF CHARTERED ACCOUNTANTS




MegaPro Tools, Inc.
Las Vegas, Nevada


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2001, relating to the financial statements of MegaPro Tools Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Dunwoody LLP


Chartered Accountants

Langley, British Columbia
April 11, 2001